Exhibit 23(b)

INDEPENDENT AUDITORS’ CONSENT

Board of Directors

Wachovia Corporation

We consent to the use of our reports dated January 16, 2003, included or incorporated by reference herein and to the reference to our firm under the heading “Experts” in the Registration Statement.

Our report, included in Wachovia Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated by reference herein, refers to the fact that effective July 1, 2001, Wachovia Corporation adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. The remaining provisions of SFAS No. 142 were adopted on January 1, 2002. Our report also refers to the fact that effective January 1, 2002, Wachovia Corporation adopted the fair value provisions of SFAS No. 123, Accounting for Stock-Based Compensation, effective for grants made in 2002.

/s/    KPMG LLP

Charlotte, North Carolina

November 20, 2003